                                                                 Exhibit 4(viii)
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ENDORSEMENT

As of the Date of this Endorsement, this Endorsement is added to the Contract.

The following changes are made to the Net Investment Factor provision of the Contract Value Section, as previously modified by Endorsement VE-20-98:

     "(c) is equal to either i) or ii), where:

      i) is .0000452055 for all subaccounts that were initially offered in the Contract on May 1, 2001 or later and were designated in the prospectus as subject to this fee level, multiplied by the number of days in that Valuation Period, and

      ii) is .0000383562 for all other subaccounts multiplied by the number of days in that Valuation Period.

The daily deduction of .0000452055 for all subaccounts that were initially offered in the Contract on May 1, 2001 or later and were designated in the prospectus as subject to this fee level is equal to .0165 on an annual basis.
We will inform you in writing of the subaccounts to which this daily deduction will apply. By investing in such subaccount(s) you affirmatively agree to have this higher fee apply in the calculation of the Net Investment Factor. The daily deduction of .0000383562 for all other subaccounts is equal to .014 on an annual basis."

is substituted for

     "(c) is equal to .000038356 times the number of days in that Valuation
          Period.

     The daily deduction of .000038356 is equal to .014 on an annual basis. The deduction of .014 on an annual basis consists of: .0075 for mortality risk assumptions; and .0055 for expense risk assumptions; and .001 for an administrative asset charge."

VE-AMF-1 (05/01)




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ENDORSEMENT DATE:


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

                                                                 Exhibit 4(viii)
--------------------------------------------------------------------------------
ENDORSEMENT

As of the Date of this Endorsement, this Endorsement is added to the Contract.

The following changes are made to the Net Investment Factor provision of the Contract Value Section:

     "(c)  is equal to either i) or ii), where:

       i) is .0000438356 for all subaccounts that were initially offered in the Contract on May 1, 2001 or later and were designated in the prospectus as subject to this fee level, multiplied by the number of days in that Valuation Period, and

       ii) is .0000369863 for all other subaccounts multiplied by the number of days in that Valuation Period.

The daily deduction of .0000438356 for all subaccounts that were initially offered in the Contract on May 1, 2001 or later and were designated in the prospectus as subject to this fee level is equal to .016 on an annual basis. We will inform you in writing of the subaccounts to which this daily deduction will apply. By investing in such subaccount(s) you affirmatively agree to have this higher fee apply in the calculation of the Net Investment Factor. The daily deduction of .0000369863 for all other subaccounts is equal to .0135 on an annual basis."

is substituted for

     "(c) is equal to .0000369863 times the number of days in that Valuation Period.

     The daily deduction of .0000369863 is equal to .0135 on an annual basis. The deduction of .0135 on an annual basis consists of: .007 for mortality risk assumptions; and .0055 for expense risk assumptions; and .001 for an administrative asset charge."

VE-AMF-2 (05/01)

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ENDORSEMENT DATE:

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts